Exhibit 99.1

Eyenovia Announces $50 Million Investment to Launch a Hyperliquid (HYPE token) Cryptocurrency Treasury Reserve Strategy

June 17, 2025 at 2:55 PM EDT

Announces private placement

EYEN to become first U.S.-based publicly listed company to hold HYPE in its treasury

Hyunsu Jung appointed Chief Investment Officer and Board Member

LAGUNA HILLS, Calif., June 17, 2025 (GLOBE NEWSWIRE) -- Eyenovia, Inc. (NASDAQ: EYEN) (“Eyenovia” or the “Company”) today announced that it has entered into a securities purchase agreement (the “SPA”) for a $50 million private placement in public equity (the “PIPE Financing”) with institutional accredited investors. The Company will use the funds to build a reserve of a token called HYPE, which is native to the decentralized digital asset exchange and Layer-1 blockchain, Hyperliquid. The Company expects to receive aggregate gross proceeds of approximately $50 million, before deducting offering expenses. In connection with the transaction, the Company is also announcing today that it has appointed Hyunsu Jung as its Chief Investment Officer and as a Board member.

Pursuant to the terms and conditions of the SPA, the Company will issue non-voting convertible preferred stock convertible into approximately 15.4 million shares of the Company’s common stock at a conversion price of $3.25 per share, and warrants to purchase approximately 30.8 million shares of the Company’s common stock, at an exercise price of $3.25 per share. The conversion of the preferred stock and the exercise of the warrants are subject to beneficial ownership limitations set by the investors. The transaction is expected to generate aggregate gross proceeds of approximately $150 million if the warrants are exercised in full, as to which no assurance can be given.

“We are pleased to join the growing number of companies who have adopted similar strategies for the diversification, liquidity and long-term capital appreciation potential that cryptocurrency represents,” stated Michael Rowe, Chief Executive Officer of Eyenovia. “Following a thorough review of all available alternatives, the Board and I have concluded that this transaction is in the best interests of our shareholders.”

Mr. Jung added, “I am honored and excited to join the Eyenovia team to help lead this pioneering cryptocurrency treasury strategy built around what we believe to be the most robust digital asset, HYPE. We view Hyperliquid as one of the fastest growing, highest-revenue generating blockchains in the world.”

The PIPE Financing enables the Company to acquire over 1,000,000 HYPE, enough to become one of the top globally active validators for Hyperliquid – and the first to be listed on Nasdaq. As part of the strategy, the Company also intends to implement a HYPE staking program while securing the assets through a partnership with Anchorage Digital. This transaction aligns with the Company’s vision of creating long-term value for shareholders by capitalizing on the global adoption of blockchain and digital innovation.

In parallel with its new cryptocurrency treasury strategy, the Company will continue to focus on its existing business, including development of the Gen-2 Optejet User Filled Device (UFD), which the Company anticipates registering with the FDA by September 2025. The Company continues to engage in commercial partnering discussions focused on the Optejet dispenser.

The closing of the offering is expected to occur on or about June 20, 2025, subject to the satisfaction of customary closing conditions, with the Company also expected to change its name and ticker to “Hyperion DeFi” and “HYPD”, respectively.

Chardan is acting as the sole placement agent in connection with the transaction.

The offer and sale of the foregoing securities are being made in a transaction not involving a public offering, and the securities have not been registered under the Securities Act of 1933, as amended, and may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the SPA, the Company and the investors entered into a registration rights agreement, pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock underlying the preferred stock and the warrants.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Nasdaq Rule 5635(c)(4) Notice

In connection with the commencement of his employment at the Company, Mr. Jung was awarded an inducement grant of 500,000 shares of common stock. The Compensation Committee of the Company’s Board of Directors approved the award as an inducement material to Mr. Jung’s employment in accordance with Nasdaq Listing Rule 5635(c)(4).

About the HYPE Token

HYPE is the native token of the Hyperliquid layer one blockchain (L1). HYPE is staked by, or delegated to, validators participating in the network’s custom consensus algorithm, HyperBFT, which is optimized for order book logic and allows users to trade spot and futures markets in a non-custodial, on-chain fashion. Staked HYPE unlocks further utility in the form of trading fee discounts, with referral bonuses and builder-deployed markets (HIP-3) to be introduced in the future. Circulating HYPE is autonomously bought back and sequestered with trading fees accrued on the network’s enshrined markets. As of June 2025, HYPE has become the 12th-largest cryptocurrency by market capitalization.

About Eyenovia, Inc.

Eyenovia, Inc. is a pioneering digital ophthalmic technology company and the first U.S. publicly listed company building a long-term strategic treasury of Hyperliquid’s native token, HYPE. With this dual focus, Eyenovia continues to revolutionize topical eye treatment while providing its shareholders with simplified access to the Hyperliquid ecosystem, one of the fastest growing, highest revenue-generating blockchains in the world. Shareholders are expected to benefit from a gradually compounding exposure to HYPE, both from its native staking yield and additional revenues generated from opportunities uniquely available onchain.

Eyenovia is also developing its proprietary Optejet User Filled Device (UFD) that is designed to work with a variety of topical ophthalmic liquids, including artificial tears and lens rewetting products, spanning multiple billion-dollar markets. The Optejet is especially useful in chronic front-of-the-eye diseases due to its ease of use, enhanced safety and tolerability, and potential for superior compliance versus standard eye drops. Together, these benefits may result in higher treatment compliance and better outcomes for patients and providers.

For more information, please visit Eyenovia.com.

Forward Looking Statements

Except for historical information, all the statements, expectations and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements, our future activities or other future events or conditions, including the intended use of net proceeds from the PIPE Financing, the expected timing of closing of the PIPE Financing and the completion of the PIPE Financing, the conversion of the Company’s preferred stock and any proceeds from the exercise of the warrants, the Company’s business plans and anticipated benefits of the management changes, the estimated market opportunities for our platform technology, the viability of, and risks associated with, our new cryptocurrency treasury strategy, the clinical trials that may be necessary in connection with the clearance of the Optejet UFD, and the timing for sales growth of our approved products. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and in some cases are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC.

In addition, such statements could be affected by risks and uncertainties related to, among other things: risks of our clinical trials, including, but not limited to, market conditions and the satisfaction of closing conditions; the potential advantages of our products, and platform technology; the rate and degree of market acceptance and clinical utility of our products; our estimates regarding the potential market opportunity for our products; reliance on third parties to develop and commercialize our products; the ability of us and our partners to timely develop, implement and maintain manufacturing, commercialization and marketing capabilities and strategies for our products; intellectual property risks; changes in legal, regulatory, legislative and geopolitical environments in the markets in which we operate and the impact of these changes on our ability to obtain regulatory approval for our products and product candidates; our competitive position; and our ability to raise additional funds to maintain our business operations and to make payments on our debt obligations as and when necessary.

Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, Eyenovia does not undertake any obligation to update any forward-looking statements.

Eyenovia Investor Contact:

Eric Ribner

LifeSci Advisors, LLC

eric@lifesciadvisors.com

(646) 751-4363

Source: Eyenovia, Inc.